                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement
    [ ] Definitive Proxy Statement
    [X] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            GRC INTERNATIONAL INC.
                            ----------------------
               (Name of Registrant as Specified In its Charter)


                            GRC INTERNATIONAL INC.
                            ----------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee*/ (Check the appropriate box):
                     --

    [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14-6(i)(4) and 0-11.

        1. Title of each class of securities to which transaction applies: N/A
                                                                           ---
        2. Aggregate number of securities to which transaction applies: N/A
                                                                        ---
        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/: N/A
                                                  ---
        4. Proposed maximum aggregate value of transaction: N/A
                                                             ---

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid:
                               -------------------------------------------
    2.  Form, Schedule or Registration Statement No.:
                                                     ---------------------
    3.  Filing Party:
                     -----------------------------------------------------
    4.  Date Filed:
                   -------------------------------------------------------

*/ Fee previously paid upon filing of Definitive Proxy Materials on October 3,
--
   1996.



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                   [LOGO OF GRC INTERNATIONAL APPEARS HERE]

       SUPPLEMENTAL PROXY INFORMATION FOR ANNUAL MEETING OF SHAREHOLDERS
                          THURSDAY, NOVEMBER 7, 1996

          GRCI BOARD ELECTS CILLUFFO AS DIRECTOR AND ROTH AS CHAIRMAN

The Board of Directors of GRC International has expanded the Board to 11 directors, and elected Frank J.A. Cilluffo to the newly created seat, effective immediately. Mr. Cilluffo was elected to the third class of directors for a term expiring in November 1998, and therefore will not be a nominee at the upcoming 1996 Annual Meeting of Shareholders. Mr. Cilluffo, age 53, is a managing general partner of the Company's largest shareholder, Cilluffo Associates, LP, an investment firm. Mr. Cilluffo is also a director of Stone & Webster, Inc.

The Company also announced the election of President and Chief Executive Officer Jim Roth to the additional position of Chairman of the Board, effective at the conclusion of the Annual meeting of Shareholders on November 7, 1996.

As previously announced, Director Harris W. Seed will be retiring at the conclusion of his current term at the conclusion of the 1996 Annual Meeting of Shareholders because he is within 1 year of the Board's normal retirement age, which is 70. The Board has established the size of the Board at 10 directors effective upon Mr. Seed's retirement.

================================================================================
                             PROCEDURES FOR VOTING

Any shareholder who has not yet voted or who has previously voted and now wishes to change his or her vote may do so using the enclosed proxy card.

Any shareholder who has previously voted and does not wish to change his or her vote need not vote again, as the earlier proxy card will be counted unless a later dated proxy is submitted.
================================================================================
                              By Order of the Board of Directors

                              THOMAS E. McCABE
                              Senior Vice President, General Counsel & Secretary

October 15, 1996
1900 Gallows Road
Vienna, Virginia 22182

This supplements the Company's Proxy Statement dated October 4, 1996. Additional copies of the Proxy Statement may be obtained from the Company's Transfer Agent American Stock Transfer & Trust Company, (718) 921-8206, or from Georgeson & Company, (212) 440-9837, which the Company has engaged to assist in the solicitation of proxies at an estimated cost to the Company of $7,000.